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                                            Financial Statement 1
                                                      Page 1 of 2


                  YANKEE ATOMIC ELECTRIC COMPANY
                          BALANCE SHEET
                     AS OF SEPTEMBER 30, 1997
                           (UNAUDITED)

ASSETS AND OTHER DEBITS
-----------------------
UTILITY PLANT
  Electric plant in service                                 $    136,960
                                                            ------------
  Total utility plant                                            136,960
                                                            ------------
OTHER PROPERTY AND INVESTMENTS
  Non-utility property                                         1,448,595
  Less accumulated depreciation                                1,221,905
                                                            ------------
  Subtotal                                                       226,690
  Decommissioning fund                                       123,160,403
  Other investments                                            1,684,708
                                                            ------------
    Total other property and investments                     125,071,801
                                                            ------------
CURRENT AND ACCRUED ASSETS
  Cash and temporary investments                               9,794,938
  Accounts receivable                                         13,904,954
  Prepayments                                                  5,830,956
                                                            ------------
  Total current and accrued assets                            29,530,848
                                                            ------------
DEFERRED DEBITS
  Regulatory Assets
    Fuel                                                      13,098,506
    Decommissioning                                          108,380,750
    Other - shutdown related                                  14,185,853
    FAS No. 109 - deferred tax asset                             594,368
    DOE D & D assessment                                               0
    Unrecovered assets                                        16,382,385
                                                            ------------
  Total regulatory assets                                    152,641,862
                                                            ------------
  Deferred income tax-decommissioning                          6,247,882
  Other                                                       (1,669,616)
                                                            ------------
  Total deferred debits                                      157,220,128
                                                            ------------
  TOTAL ASSETS AND OTHER DEBITS                             $311,959,737
                                                            ============

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                                            Financial Statement 1
                                                      Page 2 of 2


                  YANKEE ATOMIC ELECTRIC COMPANY
                          BALANCE SHEET
                     AS OF SEPTEMBER 30, 1997
                           (UNAUDITED)


LIABILITIES AND OTHER CREDITS
-----------------------------
PROPRIETARY CAPITAL
  Common stock, par value $100 per
    share; 153,400 shares authorized
    and outstanding                                         $ 15,340,000
  Retained earnings                                            8,342,890
                                                            ------------
  Total proprietary capital                                   23,682,890
                                                            ------------

CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                  250,000
  Accounts payable                                             8,168,243
  Accrued income taxes                                          (331,611)
  Accrued interest                                                30,215
  Other                                                        2,144,498
                                                            ------------
  Total current & accrued liabilities                         10,261,345
                                                            ------------
DEFERRED CREDITS
  Regulatory Liabilities
    Fuel                                                      13,098,506
    Decommissioning                                          108,380,750
    Other - shutdown related                                  14,185,853
    Fas No. 109 - deferred tax liability                       5,870,347
                                                            ------------
  Total regulatory liabilities                               141,535,456
                                                            ------------
  Unamortized investment tax credits                             138,077
  Decommissioning reserve                                    124,901,625
  Deferred income tax-other                                    7,866,713
  Other                                                        3,573,631
                                                            ------------
  Total deferred credits                                     278,015,502
                                                            ------------
  TOTAL LIABILITIES AND OTHER CREDITS                       $311,959,737
                                                            ============






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